EXHIBIT 99.1

For Immediate Release

PROS Acquires Vayant Travel Technologies;
Expands Modern Commerce Solutions for Travel Industry

Combines PROS revenue management, availability solutions with flight shopping and merchandising to deliver personalized offers to passengers

HOUSTON and SOFIA, BULGARIA, August 3, 2017- PROS Holdings, Inc. (NYSE: PRO), a cloud software company powering the shift to modern commerce, today announced the acquisition of Vayant Travel Technologies, Inc., a privately held company based in Sofia, Bulgaria. Under the terms of the all-cash transaction, PROS will pay $35 million to acquire Vayant.

Vayant is a cloud software company that provides advanced shopping, merchandising and inspirational travel solutions.

The acquisition of Vayant accelerates PROS modern commerce innovation for the travel industry and positions PROS to deliver even greater value to its travel customers. The powerful combination creates an end-to-end offer optimization solution designed to help travel companies deliver personalized offers and expanded choices that drive loyalty and growth.

“Together with Vayant, PROS cloud solutions will enable airlines to maintain and leverage the integrity of their revenue management strategies and add powerful new modern commerce experiences for passengers,” said PROS Chief Technology Officer Rob Reiner. “With Vayant, we see an opportunity to deliver tremendous value to the travel industry with a robust and complete offer optimization solution. We are excited to welcome a team that shares our culture and our passion for innovation and customer success.”

“PROS shares our vision for the travel technology landscape,” said Vayant CEO Eric Dumas. “The combination of Vayant’s shopping, pricing and merchandising with PROS revenue management and real-time availability solutions provides extraordinary value to our customers and partners. Bringing together the complementary travel expertise of our two companies provides a further synergy to support the ongoing changes of the travel industry and opens positive opportunities to Vayant employees. We are honored to become part of the PROS family.”

Further details, including the financial impact of the acquisition, will be provided when PROS reports its second quarter financial results today.

To learn more, visit www.pros.com or follow PROS on Twitter at @PROS_Inc.

About Vayant
Vayant Travel Technologies, Inc. provides airlines with an industry-leading sales offer creation platform independent from their PSS for pricing, shopping, merchandising and NDC distribution. Vayant’s advanced, cost-effective and easy-to-deploy solutions enable airlines to take control of their distribution and optimize revenues across both direct and NDC channels. More than 25 customers, including global, regional and hybrid airlines, have chosen Vayant solutions to power their digital commerce and their NDC distribution. The company’s largest shareholder is venture capital firm NEVEQ. Visit www.vayant.com to learn more.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a cloud software company powering the shift to modern commerce by helping companies create personalized and frictionless buying experiences for their customers. Fueled by dynamic pricing science and machine learning, PROS solutions make it possible for companies to price, configure and sell their products and services in an omnichannel environment with speed, precision and consistency. Our customers, who are leaders in their markets, benefit from decades of data science expertise infused into our industry solutions. To learn more, visit pros.com.

Forward-looking Statements
This press release contains forward-looking statements, including statements about future benefits of the acquisition, and statements about product capabilities following the acquisition. These forward-looking statements may be identified by words such as “anticipates,” “expects,” “projects,” “intends,” “should,” “will,” or similar expressions. The forward-looking statements contained in this press release are based upon current beliefs and expectations, and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future whether as a result of new information, future events or otherwise.

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Media Contact:
Yvonne Donaldson
ydonaldson@pros.com
713.335.5310
Investor Contact:
PROS Investor Relations
Tim Girgenti
713-335-5879
ir@pros.com